                                                                EXHIBIT 10.8(e)
                                                                Execution Copy



                         DEBT CONVERSION AGREEMENT



     THIS DEBT CONVERSION AGREEMENT (the "Agreement") is made as of the 25th day of July, 2000 by and among TELEMONDE, INC. (the "Company"), MCI WORLDCOM GLOBAL NETWORKS U.S., INC. ("Global U.S."), and MCI WorldCom Global Networks Limited ("Global Limited", and together with Global U.S., "MCI WorldCom").

                           W I T N E S S E T H :
                           - - - - - - - - - -

     WHEREAS, Global U.S., Global Limited (formerly MFS CableCo (Bermuda) Limited) and Telemonde International Bandwidth Limited ("TIBL") (formerly Equitel Bandwidth Limited), a subsidiary of the Company, are parties to a Transmission Capacity Agreement dated December 24, 1998 (as amended, the "First Capacity Agreement") and a Transmission Capacity Agreement dated March 31, 1999 (as amended, the "Second Capacity Agreement");

     WHEREAS, TIBL is in breach of various provisions of both the First Capacity Agreement and the Second Capacity Agreement, including its payment obligations, and MCI WorldCom has agreed, pursuant to a Standstill Letter dated December 31, 1999, as amended by the agreement made May 11, 2000, (the "Standstill Letter") from MCI WorldCom to the Telemonde Companies (as defined therein), to defer demanding immediate payment of the amounts due (the "Debt") subject to various conditions including, among other things, (i) each of the Material Subsidiaries (as defined below) entering into a guarantee (collectively, the "Subsidiaries' Guarantees"); and (ii) the Company entering into a guarantee (the "Parent Guarantee" and together with the Subsidiaries' Guarantees, the "Guarantees");

     WHEREAS, Global U.S., on behalf of itself and Global Limited, and Fastfirm Limited ("Fastfirm") are parties to a Pledge Agreement dated as of May 2, 2000 (the "Pledge"), whereby Fastfirm agreed to pledge 9,917,356 shares of common stock of the Company to MCI WorldCom as security for the Obligations (as such term is defined therein); and

     WHEREAS, MCI WorldCom has agreed to cancel and release US$2.25 million of the Debt owing under the First Capacity Agreement (the "First Capacity Agreement Relevant Debt") and US$6.75 million of the Debt owing under the Second Capacity Agreement (the "Second Capacity Agreement Relevant Debt", and together with the First Capacity Agreement Relevant Debt, the "Relevant Debt"), in exchange for, and in consideration of, the issuance to MCI WorldCom by the Company of the Conversion Shares and the Company desires to issue the Conversion Shares to Global U.S. and Global Limited, respectively, in such amounts as MCI WorldCom may designate at least one day prior to the Closing (as defined below), for such exchange and consideration.

     NOW, THEREFORE, in consideration of the premises and mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. DEFINITIONS. In addition to the words and terms defined elsewhere in
        -----------
this Agreement, the following words shall be defined as set forth below:

          "Acknowledgement and Consent Agreement"--as defined in Section 3(b) of this Agreement.

          "Affiliate"--shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act.

          "Applicable Contract"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

          "Balance Sheet"--as defined in Section 4(d) of this Agreement.

          "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

          "CCL"--means Communications Collateral Limited, a British Virgin Islands company.

          "Challis Agreement"--that certain Registration Rights Agreement dated February 9, 2000 by and between the Telemonde Group of Companies and Challis International Limited.

          "Closing"--the closing of the transactions contemplated by this Agreement.

          "Closing Date"--the date and time as of which the Closing actually takes place.

          "Company"--as defined in the Preamble.

          "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

          "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

          "Conversion Shares"--such number of shares of Common Stock of the Company as is obtained by dividing the Relevant Debt by the lesser of (i) $1.05 and (ii) the 20 trading day average price of Telemonde Common Stock immediately prior to the Closing Date.

          "Debt"--as defined in the Recitals.

          "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

          "Exchange Act"--the Securities Exchange Act of 1934, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Fastfirm"--as defined in the Recitals.

          "Financial Statements"--the financial statements of the Company referenced in Section 4(d) of this Agreement.

          "First Capacity Agreement"--as defined in the Recitals.

          "First Capacity Agreement Relevant Debt"--as defined in the Recitals.

          "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet, the Interim Balance Sheet and the other Financial Statements were prepared.

          "Global Limited"--as defined in the Recitals.

          "Global U.S."--as defined in the Recitals.

          "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

          "Governmental Body"--any:

               (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

               (b) federal, state, local, municipal, foreign, or other government;

               (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

               (d) multi-national organization or body; or

               (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

          "Interim Balance Sheet"--as defined in Section 4(d) of this Agreement.

          "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

          "Losses"--claims, losses, liabilities, obligations, payments, damages, charges, judgments, fines, penalties, amounts paid in settlement, costs and expenses, (including, without limitation, interest which may be imposed in connection therewith), costs and expenses of investigation, action suits, proceedings, demands, assessments and fees, reasonable expenses and disbursements of counsel, consultants and other experts.

          "Material Subsidiaries"--those entities set forth on Annex I hereto.

          "MCI WorldCom"--as defined in the Preamble.

          "MCI WorldCom Entity"--as defined in Section 8(b) of this Agreement.

          "NASDAQ"-- the National Association of Securities Dealers Automated Quotation Systems.

          "National Securities Exchange"--shall have the meaning ascribed to it under the Exchange Act.

          "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

          "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

          "Other Registration Rights Agreements"--collectively the (i) the Sands Brothers Agreement, (ii) the Challis Agreement, (iii) that certain Registration Rights Agreement dated as of September 1, 1999, by and between the Company and CCL; (iv) that certain Registration Rights Agreement dated as of August 1999 by and between the Company and Atlantic Crossing Ltd., a Bermuda company; and (v) that certain Registration Rights

     Agreement dated as of August 1999 by and between the Company and Sean Murray and Jonathan Parker-Bray.

          "Parent Guarantee"--as defined in the Recitals.

          "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

          "Pledge"-- as defined in the Recitals.

          "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

          "Public Filings"--as defined in Section 4(g) of this Agreement.

          "Registration Rights Agreement"--as defined in Section 6(c) of this Agreement.

          "Relevant Debt"--as defined in the Recitals.

          "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

          "Sands Brothers Agreement"--that certain Amended and Restated Registration Rights Agreement dated October 27, 1999 by and between the Company, Sands Brothers & Co., Ltd. and the other parties named therein.

          "SEC"--The Securities and Exchange Commission of the United States.

          "Second Capacity Agreement"--as defined in the Recitals.

          "Second Capacity Agreement Relevant Debt"--as defined in the Recitals.

          "Securities Act"--the Securities Act of 1933, as amended or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

          "Standstill Letter"--as defined in the Recitals.

          "Subsidiaries' Guarantee"--as defined in the Recitals.

          "Tax"--any tax (including any income tax, capital gains tax, value added tax, sales tax, property tax, gift tax or estate tax), levy, assessment, tariff, duty (including customs duty), deficiency or other fee, and any related charge or amount (including any fine, penalty, interest or addition on tax), imposed or assessed or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency or fee.

          "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

          "Telemonde Entity"--each member of the Telemonde Group.

          "Telemonde Group"--the Company and the Material Subsidiaries.

          "TIBL"--as defined in the Recitals.

     2. DEBT CONVERSION. At the Closing, the Relevant Debt shall be cancelled
        ---------------
and released by Global U.S. and Global Limited in exchange for, and in consideration of, the Company issuing the Conversion Shares to Global U.S. and Global Limited in such amounts as MCI WorldCom shall notify the Company at least one day prior to the Closing.

     3. CLOSING; CLOSING DELIVERIES
        ---------------------------

        (a) The Closing shall occur as soon as practicable following the satisfaction of the conditions specified in Sections 6 and 7 of this Agreement and shall be held at 10:00 A.M., London time, on such date, at the offices of MCI WorldCom, 14 Gray's Inn Road, London WC1X 8HN, or at such other time and place as the parties hereto may mutually agree.

        (b) At the Closing:

           (i) the Company shall deliver to MCI WorldCom (A) share certificates, issued to Global U.S. and Global Limited, representing the Conversion Shares in such amounts as shall be designated by MCI WorldCom in writing to the Company at least one day prior to the Closing, (B) an executed counterpart of the Registration Rights Agreement, (C) a certificate duly executed by an authorized officer of the Company substantially in the form of Annex II hereto, certifying that the representations and warranties of the Company herein are true and correct as of the Closing and (D) an executed counterpart, duly executed by the Company, each Material Subsidiary and Fastfirm, of an agreement substantially in the form of Annex III hereto, pursuant to which such companies acknowledge and consent to this Agreement and agree that the Guarantees and the Pledge shall remain in full force and effect as to the Debt (other than the Relevant Debt) following the release and cancellation of the

     Relevant Debt pursuant to the terms of this Agreement (the "Acknowledgement and Consent Agreement");

          (ii) Global U.S. shall deliver to the Company (A) an executed release of the Relevant Debt substantially in the form of Annex IV hereto, (B) an executed counterpart of the Registration Rights Agreement, (C) a certificate duly executed by an authorized officer of Global U.S. substantially in the form of Annex V hereto, certifying that the representations and warranties of Global U.S. herein are true and correct as of the Closing, and (D) an executed counterpart of the Acknowledgement and Consent Agreement; and

          (iii) Global Limited shall deliver to the Company (A) an executed release of the Relevant Debt substantially in the form of Annex IV hereto,
     (B) an executed counterpart of the Registration Rights Agreement, (C) a certificate duly executed by an authorized officer of Global Limited substantially in the form of Annex V hereto, certifying that the representations and warranties of Global Limited herein are true and correct as of the Closing, and (D) an executed counterpart of the Acknowledgement and Consent Agreement.

     4. REPRESENTATIONS AND WARRANTIES OF COMPANY. The Company hereby represents
        -----------------------------------------
and warrants to MCI WorldCom as follows:

          (a) Organization and Good Standing. Each Telemonde Entity is a
              ------------------------------
     corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Telemonde Entity is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

          (b) Authority; No Conflict. (i) This Agreement constitutes the legal,
              ----------------------
     valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (ii) equitable principles generally, regardless of whether such principles are considered in a proceeding at equity or at law. The Company has the corporate power and authority to execute and deliver this Agreement and to perform its obligations under this Agreement.

               (ii) Neither the execution and delivery by the Company of this Agreement or the Registration Rights Agreement nor the consummation or performance by the Company of its obligations under this Agreement or the Registration Rights Agreement will:

                    (A) contravene, conflict with, or result in a violation of any provision of the Organizational Documents of the Company;

                    (B) contravene, conflict with, or result in a violation of any Legal Requirement applicable to the Company, any Governmental Authorization of the Company or any Order to which the Company or any of its assets may be subject;

                    (C) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract;

                    (D) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company; or

                    (E) require the Company to obtain any Consent from any
               Person.

          (c) Capitalization. The authorized equity securities of the Company
              --------------
     consist of 145,000,000 shares of common stock, par value $0.001 per share, of which 85,743,701 shares are issued and outstanding. The capitalization table on Annex VI to this Agreement accurately describes the record and beneficial ownership of all of the equity securities of the Company immediately prior to the Closing. The Company is the record and beneficial owner of all of the shares of the Material Subsidiaries free and clear of any Liens securing any indebtedness for money borrowed. There are no subsidiaries of the Company actively engaging in a business and having total assets or liabilities (contingent or otherwise) exceeding $10,000 other than the Material Subsidiaries. All of the outstanding equity securities of each Telemonde Entity have been duly authorized and validly issued and are fully paid and nonassessable. Upon issuance, the Conversion Shares shall be duly authorized, validly issued, fully paid and nonassessable. Other than this Agreement, there are no Contracts relating to the issuance, sale, or transfer of the Conversion Shares. There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital of any Telemonde Entity, or contracts, commitments, understandings or arrangements by which any Telemonde Entity is or may become bound to issue additional shares of capital stock of any Telemonde Entity or options, warrants, scrip, rights to subscribe to, or commitments to purchase or acquire, any shares, or securities or rights convertible into shares, of capital stock of any Telemonde Entity other than as set forth on Schedule 4(c).

          (d) Financial Statements. The Company has delivered to MCI WorldCom:
              --------------------

               (i) an audited consolidated balance sheet of the Telemonde Group as at December 31, 1999 (the "Balance Sheet"), and the related audited statements of income, changes in stockholders' equity, and cash flows for the fiscal year then ended (including the notes thereto), together with the report thereon of Moore Stephens, Chartered Accountants; and

               (ii) an unaudited consolidated balance sheet of the Telemonde Group as at March 31, 2000 (the "Interim Balance Sheet"), and the related unaudited statements of income, changes in stockholders' equity, and cash flows for the fiscal quarter then ended.

          Such financial statements and notes fairly present, in all material respects, the financial condition and the results of operations, changes in stockholders' equity and cash flows of the Telemonde Group as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP, consistently applied for the periods involved, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheet).

          (e) No Undisclosed Liabilities. Except as set forth on Schedule 4(e)
              --------------------------
     to this Agreement, no Telemonde Entity has any liabilities or obligations of any nature that would have a material adverse effect on the business, earnings, properties, prospects, assets or condition of the Telemonde Group as a whole.

          (f) Taxes. Each Telemonde Entity:
              -----

               (i) has timely filed all Tax Returns (or extensions therefor) that are required to have been filed by it with all appropriate federal, state, county, local and non-U.S. Governmental Bodies (and all such returns fairly reflect such Telemonde Entity's operations for tax purposes);

               (ii) has timely paid all taxes owed by it for which it is obligated to withhold from amounts owing to any employee (including without limitation social security taxes), creditor or third party (other than taxes the validity of which are being contested in good faith by appropriate proceedings); and

               (iii) has not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency.

          The assessment of any additional taxes for periods for which returns have been filed is not expected to exceed the recorded liability therefor, and, to the Company's knowledge, there are no material unresolved questions or claims concerning the tax liability of any Telemonde Entity. The Tax Returns of the Telemonde Entities have not been reviewed or audited by any federal, state, local, county or non-U.S. taxing authority. There is no pending dispute with any taxing authority relating to any of said returns which, if determined adversely to the Company, would result in the assertion by any taxing authority of any valid deficiency in any amount for taxes, which would materially affect the business or operations of the Telemonde Group as a whole.

          (g) No Material Adverse Change; Veracity of Filings with the SEC. (i)
              ------------------------------------------------------------
     Except as disclosed on Schedule 4(g) to this Agreement and in the Company's public filings with the SEC (the "Public Filings"), including, without limitation the Company's Registration Statement on Form 10, Form 10-K for the 12 month period ended December 31, 1999, Form 10-Q for the quarter ended March 31, 2000 and Form DEF 14A filed with the SEC on April 25, 2000, in each case as it may have been amended through the date hereof, since March 31, 2000, there has not been any material adverse change in the business, operations, properties, prospects, assets or condition of the Telemonde Group as a whole, and no event has occurred or circumstance exists that may result in such a material adverse change.

               (ii) The information contained in the Public Filings, as amended, which MCI WorldCom relied upon in assessing the financial condition of the Telemonde Group for the purposes of entering into this Agreement, does not contain any untrue statement or omit any material information concerning the business, operations or ownership of the Telemonde Group.

          (h) Legal Proceedings; Orders. (i) Except as set forth on Schedule
              -------------------------
     4(h) to this Agreement, there is no pending Proceeding:

                    (A) that has been commenced by or against any Telemonde
               Entity or that otherwise relates to or may affect the business of, or any of the assets owned or used by, any Telemonde Entity; or

                    (B) that challenges, or that may have the effect of
               preventing, delaying, making illegal, or otherwise interfering with, any of the contemplated transactions in this Agreement.

               To the knowledge of the Company no such Proceeding has been threatened and no event has occurred or circumstance exists that would be reasonably be expected to give rise to or serve as a basis for the commencement of any such Proceeding. The Proceedings listed on
          Schedule 4(h), if any, will not have a material adverse effect on the business, operations, assets, condition, or prospects of any Telemonde Entity, or the Telemonde Group as a whole.

               (ii) Except as set forth on Schedule 4(h) to this Agreement there is no Order to which any Telemonde Entity, or any of the assets owned or used by any Telemonde Entity, is subject that any Telemonde Entity is in breach or violation of or that would be reasonably likely to have a material adverse effect on the business, earnings, properties, prospects, assets or condition of the Telemonde Group as a whole.

               (i) No Breach. Each Telemonde Entity is in compliance with all
                   ---------
          provisions of the Standstill Letter and the Guarantees.

               (j) Registration Rights. Other than as provided in the
                   -------------------
          Registration Rights Agreement and the Other Registration Rights Agreements, the Company has not granted or committed itself to grant any registration rights in respect of its shares of capital stock to any other Person, either orally or in writing.

     5. REPRESENTATIONS AND WARRANTIES OF MCI WORLDCOM. Each of Global U.S. and
        ----------------------------------------------
Global Limited hereby represents and warrants to the Company as follows:

               (a) Organization and Good Standing. It is a corporation duly
                   ------------------------------
          organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under this Agreement. It is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

               (b) Authority; No Conflict. (i) This Agreement constitutes the
                   ----------------------
          legal, valid, and binding obligation of it, enforceable against it in accordance with its terms except as limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights and remedies of creditors and debtors and (ii) equitable principles generally, regardless of whether such principles are considered in a proceeding of equity or law. It has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and to perform its obligations under this Agreement.

                    (ii) Neither the execution and delivery of this Agreement
               nor the consummation or performance of any of the contemplated transactions of this Agreement will, directly or indirectly (with or without notice or lapse of time):

                         (A) contravene, conflict with, or result in a violation
                    of any provision of its Organizational Documents, or any resolution adopted by the board of directors or the stockholders of MCI WorldCom;

                         (B) contravene, conflict with, or result in a violation
                    of any Legal Requirement or any Order to which it, or any of the assets owned or used by it, may be subject;

                         (C) contravene, conflict with, or result in a violation
                    or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                         (D) result in the imposition or creation of any
                    Encumbrance upon or with respect to any of the assets owned or used by it; or

                         (E) require it to give obtain any Consent from any
                    Person.

               (c) Investment Representations. Each of Global U.S. and Global
                   --------------------------
          Limited hereby represents and warrants to the Company as follows:

                    (i) Accredited Investor. It is an "accredited Investor" (as
                        -------------------
               such term is defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities
                                                                  ----------
               Act")).
               ---

                    (ii) Intent. It is acquiring the Conversion Shares for its
                         ------
               own account, for investment and not with a view to, or for resale in connection with, any distribution thereof, nor with any present intention of distributing or reselling the same or any part thereof in any transactions that would be in violation of the Securities Act or of any state securities or "blue-sky" laws.

                    (iii) Restricted Securities. It understands (i) that the
                          ---------------------
               Conversion Shares will not be registered under the Securities Act or under any state securities or "blue-sky" laws by reason of their issuance in a transaction exempt from the registration requirements of the Securities Act or of any state securities or "blue-sky" laws, (ii) that the Conversion Shares must be held indefinitely unless a subsequent disposition thereof is registered under the Securities Act or under any state securities or "blue-sky" laws or is exempt from such registration, and (iii) that the Company is under no obligation to so register any Conversion Shares except as set forth in the Registration Rights Agreement.

                    (iv) Rule 144. It understands that the exemption from
                         --------
               registration afforded by Rule 144 (the provisions of which are known to such person) promulgated under the Securities Act ("Rule 144") depends on the satisfaction of various conditions and that, if applicable, Rule 144 may only afford the basis for sales under certain circumstances and only in limited amounts.

                    (v) Access to Information; Experience. It has requested all
                        ---------------------------------
               of the information, and, assuming the completeness and accuracy of the information provided by the Company in response to such requests, has been furnished with or has had access during the course of this transaction and prior to the sale of the Conversion Shares to all information that is has determined necessary to enable it to evaluate the merits and risks of an investment in the Company and it has had an opportunity to discuss with representatives of the Company the business and financial affairs of the Company and the terms and conditions of the offering.

     6. CONDITIONS PRECEDENT TO MCI WORLDCOM'S OBLIGATION TO CLOSE. MCI
        ----------------------------------------------------------
WorldCom's obligation to cancel and release the Relevant Debt and take the other actions required to be taken by MCI WorldCom is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived in writing by MCI WorldCom, in whole or in part):

          (a) The representations and warranties set forth in Section 4 shall be true and correct at and as of the Closing Date;

          (b) The Company's Form F-10 is declared effective by the SEC and the Company's common stock is quoted on the OTC Bulletin Board;

          (c) The Company and MCI WorldCom have entered into a Registration Rights Agreement granting MCI WorldCom demand and piggy-back registration rights in respect of the Conversion Shares (the "Registration Rights Agreement") substantially in the form attached hereto as Annex VII which shall not be in conflict with any other agreement, oral or written, between the Company and any third party(ies);

          (d) By no later than Friday, July 28, 2000, the Company has entered into amendments to such of the Other Registration Rights Agreements as may be necessary, including without limitation, the Sands Brothers Agreement, such that none of the Other Registration Rights Agreements are in conflict with the Registration Rights Agreement.

          (e) MCI WorldCom shall have received from counsel to the Company a customary opinion, addressed to MCI WorldCom, and dated as of the Closing Date, covering matters which include, without limitation, the formation, existence and good standing of the Company, due authorization, due execution and delivery of this Agreement and the Registration Rights Agreement, no conflicts, the validity of the issuance of the Conversion Shares to MCI WorldCom, and validity and enforceability of this Agreement and the Registration Rights Agreement, in a form reasonably acceptable to MCI WorldCom;

          (f) There shall have been delivered to MCI WorldCom the Financial Statements prior to the Closing Date; and

          (g) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgement, order, decree, ruling, or charge would:

               (i) prevent consummation of the transactions contemplated by this Agreement;

               (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

               (iii) affect adversely the right of MCI WorldCom to own the Conversion Shares; or

               (iv) affect adversely the right of the Company, Fastfirm or any of the Material Subsidiaries to operate their businesses (and no such injunction, judgment, order, decree, ruling or charge shall be in effect).

          (h) The Company and MCI WorldCom shall have entered into a further amendment to the Standstill Letter limiting the proceeds of any Financing (as such term is defined in the Standstill Agreement) payable to CCL before payment to MCI WorldCom of the portion thereof to which it is entitled, to the amount of indebtedness owed by the Company to CCL as of the date of the Standstill Letter, being, in any event, no more than $2.8 million (or such lesser amount as may be owing to CCL as of the date hereof). The Company hereby covenants to provide MCI WorldCom with full details of the outstanding indebtedness and scheduled repayment to CCL promptly upon execution hereof.

          MCI WorldCom may waive any condition specified in this Section 6 if it executes a writing so stating at or prior to the Closing. Notwithstanding the preceding sentence, in the event MCI WorldCom waives any condition specified in this Section 6, such waiver shall not affect in any way any rights MCI WorldCom may have hereunder as a result of any breach by the Company of its representations and warranties and covenants.

     7. CONDITIONS PRECEDENT TO COMPANY'S OBLIGATION TO CLOSE. The Company's
        -----------------------------------------------------
obligation to issue the Conversion Shares and take the other actions required to be taken by the Company is subject to the satisfaction, at or prior to the Closing, of the following condition (which may be waived in writing by the Company, in whole or in part):

          (a) The representations and warranties set forth in Section 5 shall be true and correct at and as of the Closing Date.

          The Company may waive the condition specified in this Section 7 if it executes a writing so stating at or prior to the Closing. Notwithstanding the preceding sentence, in the event the Company waives the condition specified in this Section 7, such waiver shall not affect in any way any rights the Company may have hereunder as a result of any breach by either Global U.S. or Global Limited of its representations and warranties.

     8. SURVIVAL OF REPRESENTATIONS AND WARRANTIES; LOSSES.
        --------------------------------------------------

          (a) All representations and warranties contained in this Agreement and all documents delivered in connection with this Agreement shall survive the Closing.

          (b) The Company shall indemnify, defend and hold MCI WorldCom, its Affiliates, and each of their respective officers, directors, partners, managing directors, Affiliates, employees, agents, consultants, representatives, successors and assigns (each an "MCI WorldCom Entity") harmless from and against all Losses incurred or suffered by an MCI WorldCom Entity in connection with the transactions contemplated by this Agreement arising, directly or indirectly, from or in connection with:

                    (i) any Breach of any representation or warranty made by the
               Company in this Agreement, the Schedules and Annexes to this Agreement, or any other document delivered by the Company pursuant to this Agreement; and

                    (ii) any Breach by Company of any covenant or obligation of the Company in this Agreement.

          The remedies provided in this Section 8 will not be exclusive of or limit any other remedies that may be available to MCI WorldCom or any other MCI WorldCom Entities.

     9. POST CLOSING COVENANTS OF THE COMPANY. At all times following the
        -------------------------------------
Closing, and while MCI WorldCom or one of its Affiliates or assigns is either record or beneficial owner of the Conversion Shares, Company agrees to use reasonable efforts to:

               (a) ensure that its Form 10 registration statement is maintained in full force and effect and that the Conversion Shares remain registered under the Exchange Act; and

               (b) ensure that the common stock of the Company is quoted on the OTC Bulletin Board, quoted on NASDAQ or listed on a National Securities Exchange.

     10. Expenses. The Company shall pay all of the reasonable and verifiable
         --------
expenses of MCI WorldCom incurred in connection with the preparation, execution, and performance of this Agreement including fees and expenses of agents, representatives, counsel, and accountants.

     11. TAXES. The Company shall pay all documentary, stamp or other
         -----
transactional taxes attributable to the issuance or delivery of the Conversion Shares pursuant to the terms hereof.

     12. PUBLIC ANNOUNCEMENT. No public announcement, statement or information
         --------------------
which refers to this Agreement and/or its terms may be made by and/or on behalf of either party, or any of their respective group companies, without the prior written consent of the other party.

     13. CONFIDENTIALITY. (a) The Company and MCI WorldCom will not, and will
         ---------------
procure that their respective group companies and all directors, officers, employees and/or representatives thereof will not, disclose the existence and/or contents of this Agreement to any other person except with the prior written consent of the other party, provided, however, that each party may make such disclosure:

          (i) its professional advisors; and

          (ii) to the extent required by Law or any Governmental Authority; provided, however, that if either party is so required to make such disclosure, it shall promptly notify the other party thereof and shall provide the other party with an opportunity to review and comment upon any such proposed disclosure and shall, to the extent reasonably practicable, amend any such disclosure to reflect the comments of the other party.

          (b) No public disclosure announcement, statement or information which relates to this Agreement and or its terms may be made by and/or on behalf of either party, or any of their respective group companies, without the prior written consent of the other party.

          (c) If the transactions contemplated by this Agreement are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

     14. NOTICES. All notices, consents, waivers, and other communications under
         -------
this Agreement must be in writing and will be deemed to have been duly given when delivered by hand, sent by telecopier or when received by the addressee, if sent by a nationally recognized overnight delivery service, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Company:

Telemonde, Inc.
230 Park Avenue
New York, New York 10169
Attention: Mr. Kevin Maxwell
Facsimile No.: _______________

with a copy to:

Orrick, Herrington & Sutcliffe LLP
666 Fifth Avenue
New York, NY 10103
Attention: Fred C. Byers
Facsimile: (212) 506-5151

MCI WorldCom:

MCI WorldCom Global Networks U.S., Inc.
c/o MCI WorldCom Limited
14 Gray's Inn Road
London WC1X 8HN
Attention: General Counsel
Facsimile No.: 020 7750 3993

with a copy to:

MCI WorldCom
500 Clinton Center Drive
Clinton, MS 39056
USA
Attention: David Myers
Fax: (601) 460 8190
and

Coudert Brothers
1114 Avenue of the Americas
New York, NY 10036
Attention: Andrew S. Hedden, Esq.
Facsimile No.: (212) 626-4422

     15. JURISDICTION; SERVICE OF PROCESS. Any action or proceeding seeking to
         --------------------------------
enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of New York, County of New York, or, if it has or can acquire jurisdiction, in the United States District Court for the Southern District of New York, and each of the parties irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Any notice of legal process will be deemed sufficiently served on the Company if delivered to it at its address for notices.

     16. FURTHER ASSURANCES. The parties agree (a) to furnish upon request to
         -----------------
each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

     17. WAIVER. The rights and remedies of the parties to this Agreement are
         ------
cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

     18. ENTIRE AGREEMENT AND MODIFICATION. This Agreement supersedes all prior
         ---------------------------------
agreements between the parties with respect to its subject matter (including the Heads of Terms between Company and MCI WorldCom dated as of May 11, 2000) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

     19. ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS. Neither party may
         --------------------------------------------------
assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that each of Global U.S. and Global Limited may assign any of its rights under this Agreement to any parent or wholly-owned subsidiary of it provided that any such entity shall assume the obligations of Global U.S. or Global Limited, as applicable, hereunder and Global U.S. or Global Limited, as applicable, shall remain liable for the performance of all such obligations. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

     20. SEVERABILITY. If any provision of this Agreement is held invalid or
         ------------
unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     21. SECTION HEADINGS; CONSTRUCTION. The headings of Sections in this
         ------------------------------
Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     22. GOVERNING LAW. This Agreement will be governed by construed and
         -------------
enforced in accordance with the laws of the State of New York.

     23. COUNTERPARTS. This Agreement may be executed in one or more
         ------------
counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.

                                            MCI WORLDCOM GLOBAL NETWORKS
                                            U.S., INC.


                                            By: /s/ David Myers
                                               ---------------------------------
                                            Name: David Myers



                                            MCI WORLDCOM GLOBAL NETWORKS LIMITED



                                            By: /s/ David Myers
                                               ---------------------------------
                                            Name:  David Myers



                                            TELEMONDE, INC.

                                            By: /s/ Kevin Maxwell
                                               ---------------------------------
                                            Name:
                                            Title: